UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2020

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 10, 2020, Madison Square Garden Entertainment Corp. (the “Company”) held its annual meeting of stockholders. In accordance with the Company’s Amended and Restated Certificate of Incorporation, the Class A stockholders have one vote per share and the Class B stockholders have ten votes per share. The proposals are described in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders (the “2020 Meeting”) filed with the Securities and Exchange Commission (the “SEC”) on October 27, 2020, as supplemented by the supplement to the proxy statement for the 2020 Meeting filed with the SEC on November 24, 2020. The final results for the votes regarding each proposal are set forth below.

1.	The Company’s Class A stockholders elected the five directors listed below to the Board of Directors. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non-Votes
Martin Bandier	14,841,546	440,774	1,951,627
Matthew C. Blank	11,984,319	3,298,001	1,951,627
Joseph J. Lhota	12,615,058	2,667,262	1,951,627
Frederic V. Salerno	11,810,963	3,471,357	1,951,627
John L. Sykes	14,238,401	1,043,919	1,951,627

The Company’s Class B stockholders elected the twelve directors listed below to the Board of Directors. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non-Votes
James L. Dolan	45,295,170	0	0
Charles F. Dolan	45,295,170	0	0
Charles P. Dolan	45,295,170	0	0
Kristin A. Dolan	45,295,170	0	0
Marianne Dolan Weber	45,295,170	0	0
Paul J. Dolan	45,295,170	0	0
Quentin F. Dolan	45,295,170	0	0
Ryan T. Dolan	45,295,170	0	0
Thomas C. Dolan	45,295,170	0	0
Brian G. Sweeney	45,295,170	0	0
Vincent Tese	45,295,170	0	0
Isiah L. Thomas III	45,295,170	0	0

2.

The Company’s Class A stockholders and Class B stockholders, voting together as a single class, ratified the appointment of the Company’s independent registered public accounting firm for the 2021 fiscal year. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
62,342,154	19,820	167,143	0

3.	The Company’s Class A stockholders and Class B stockholders, voting together as a single class, approved the Company’s 2020 Employee Stock Plan. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
56,694,676	3,715,109	167,705	1,951,627

4.

The Company’s Class A stockholders and Class B stockholders, voting together as a single class, approved the Company’s 2020 Stock Plan for Non-Employee Directors. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
59,827,639	583,356	166,495	1,951,627

5.

The Company’s Class A stockholders and Class B stockholders, voting together as a single class, approved in an advisory (non-binding) vote the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
58,897,383	1,510,990	169,117	1,951,627

The foregoing non-binding, advisory vote on Proposal 5 included the affirmative vote of a majority of the shares of the Company’s Class A common stock that were voted on the matter and a majority of the Company’s shares of Class B common stock that were voted on the matter.

6.

The Company’s Class A stockholders and Class B stockholders, voting together as a single class, voted on an advisory (non-binding) basis, on the frequency of stockholder votes on executive compensation. The votes regarding this proposal were as follows:

Three Years	Two Years	One Year	Abstain	Broker Non-Votes
51,611,658	68,688	8,734,735	162,409	1,951,627

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
(Registrant)

By:	/s/ Scott S. Packman
Name:	Scott S. Packman
Title:	Executive Vice President and General Counsel

Dated: December 10, 2020

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